UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A.	TELEFÓNICA EMISIONES, S.A.U.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain	Kingdom of Spain
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

n/a	n/a
(IRS Employer Identification No.)	(IRS Employer Identification No.)

Distrito Telefónica, Ronda de la Comunicación, s/n	Distrito Telefónica, Ronda de la Comunicación, s/n
Madrid, Spain	Madrid, Spain
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

28050	28050
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c),

please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),

please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-181576

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Senior Notes due 2017 of Telefónica Emisiones, S.A.U.	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Floating Rate Senior Notes due 2017 of Telefónica Emisiones, S.A.U. (the “Notes”) and the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” of the Registrants’ Prospectus Supplement filed on June 12, 2014 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-181576) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.

Item 2. Exhibits

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 22, 2012 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 22, 2012)

4.2	Third Supplemental Indenture for the Floating Rate Senior Notes Due 2017 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent, dated as of June 23, 2014 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on June 23, 2014)

4.3	Form of Security Certificate representing the Floating Rate Senior Notes Due 2017 (included in Exhibit 4.2)

4.4	Guarantee by Telefonica, S.A., dated as of June 23, 2014 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on June 23, 2014)

99.1	Registrants’ Prospectus Supplement, dated June 10, 2014 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on June 12, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2014

Telefónica Emisiones, S.A.U.
(Registrant)

By:	/s/ Eduardo Álvarez Gómez
Name:	Eduardo Álvarez Gómez
Title:	Joint and Several Director (Administrador Solidario)

Telefónica, S.A.
(Registrant)

By:	/s/ Miguel Escrig Meliá
Name:	Miguel Escrig Meliá
Title:	Chief Financial Officer

Exhibit Index

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 22, 2012 (incorporated by reference to Exhibit 4.1 of the Registrants’ Form F-3 filed on May 22, 2012)

4.2	Third Supplemental Indenture for the Floating Rate Senior Notes Due 2017 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent, dated as of June 23, 2014 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on June 23, 2014)

4.3	Form of Security Certificate representing the Floating Rate Senior Notes Due 2017 (included in Exhibit 4.2)

4.4	Guarantee by Telefonica, S.A., dated as of June 23, 2014 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on June 23, 2014)

99.1	Registrants’ Prospectus Supplement, dated June 10, 2014 (incorporated by reference to the Registrants’ filing under Rule 424(b) filed on June 12, 2014)

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